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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                ------------

                                  FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                            Metris Companies Inc.
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           (Exact name of registrant as specified in its charter)


              Delaware                                          41-1849591
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(State of incorporation or organization)                      (IRS employer
                                                           identification no.)


        600 South Highway 169
        Suite 1800
        St. Louis Park, Minnesota                                   55426
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 (Address of principal executive offices)                         (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:



     Title of each class                Name of each exchange on which
     to be so registered                each class is to be registered
     -------------------                ------------------------------

        Common Stock,                     The Nasdaq Stock Market's
  par value $.01 per share                      National Market
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Securities to be registered pursuant to Section 12(g) of the Act:


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                              (Title of Class)

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                              (Title of Class)



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            INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE
          REGISTERED.

          A description of the Common Stock of Metris
          Companies Inc. (the "Company") is incorporated by reference from page 75 of Amendment No. 3 to the Company's Registration Statement on Form S-1
          (Registration No. 333-10831).

ITEM 2.   EXHIBITS.

          1. -- All exhibits required by Instruction II to Item 2 will be supplied to The Nasdaq
                   Stock Market's National Market

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


REGISTRANT:   Metris Companies Inc.

DATE:         October 23, 1996



By:    /s/ Michael P. Sherman
     ------------------------------
     Michael P. Sherman
     General Counsel and Secretary


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                                      October 23, 1996


U.S. Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, NW
Washington, DC 20549


     Application for Registration of Securities on Form 8-A


Ladies and Gentleman:

        On behalf of Metris Companies Inc. (the "Company"), I attach for filing an Application for Registration of Securities on Form 8-A (the "Registration Statement on Form 8-A"). The Registration Statement on Form 8-A relates to the registration, pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), of the Company's Common Stock (the "Common Stock"), for which a Registration Statement on Form S-1 (Registration No. 333-10831) was filed on August 26, 1996, as amended by Amendment No. 1 filed on October 7, 1996, Amendment No. 2 filed on October 15, 1996, and Amendment No. 3 filed on October 23, 1996 (the "Registration Statement on Form S-1"), in connection with a proposed initial public offering of up to 2,833,333 shares of Common Stock of the Company.

        Please consider this a request that the registration of the Company's Common Stock under the Exchange Act pursuant to the Registration Statement on Form 8-A be declared effective simultaneously with the effectiveness of the registration of the Company's Common Stock under the Securities Act of 1933 pursuant to the Registration Statement on Form S-1. I presently expect to send you a request for acceleration with respect to both this Registration Statement on Form 8-A and the Registration Statement on Form S-1 tomorrowing requesting effectiveness on October 24, 1996.

        If you have any questions concerning the foregoing, please contact the undersigned at 612-932-3585.


                              Very truly yours,


                              /s/ Michael P. Sherman
                              Michael P. Sherman